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Debtor:  Evergreen Resources, Inc               Bank:    Hibernia National Bank
         1000 Writer Square                              P. O. Box 61540
         1512 Larimer Street                             New Orleans, LA  70160
         Denver, Colorado 80202

                                    REVOLVING NOTE


Principal Amount of Note: $30,000,000.00
Date of Note: June 19, 1997
Maturity Date: May 30, 1999

PROMISE TO PAY.   Evergreen Resources, Inc., a Colorado corporation ("Debtor"), promises to pay to the order of Hibernia National Bank ("Bank"), in lawful money of the United States of America the sum of Thirty Million and 00/100 Dollars (U.S. $30,000,000.00) or such other or lesser amounts as may be reflected from time to time on the books and records of Bank as evidencing the aggregate unpaid principal balance of Revolving Loans made to Debtor on a revolving line of credit basis as provided below, together with simple interest assessed on a variable rate basis provided below, with interest being assessed on the unpaid principal balance of this Revolving Note as outstanding from time to time, computed as set forth in the Credit Agreement.

REVOLVING NOTE. This note is the Revolving Note referred to in that certain Amended and Restated Credit Agreement dated as of June 1, 1997, among Debtor and Bank (as amended from time to time, the "Credit Agreement"), and has been given in renewal, increase and extension of (but not in addition to) the indebtedness of Debtor previously evidenced by Debtor's Revolving Note dated October 4, 1996, payable to the order of Bank in the principal sum of $15,000,000.00, which in turn had been given in renewal, increase and extension of (but not in addition to) the indebtedness of Debtor previously evidenced by Debtor's Revolving Note dated April 26, 1995, payable to the order of Bank in the principal sum of $7,500,000.00, which in turn had been given in renewal, increase and extension of (but not in addition to) the indebtedness of Debtor previously evidenced by Debtor's Revolving Note dated February 5, 1993, payable to the order of Bank in the principal sum of $5,000,000.00, which in turn had been given in renewal, increase and extension of (but not in addition to) the indebtedness of Debtor previously evidenced by Debtor's Revolving Note dated November 15, 1990, payable to the order of Bank in the principal sum of $3,500,000.00. Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement. This Revolving Note evidences Revolving Loans that may be made from time to time to Debtor under the Credit Agreement. Advances under this Revolving Note may be requested only in writing by Debtor or by an authorized person (the President of Debtor or by any other officer of Debtor designated by the President in writing to Bank in accordance with resolutions of the Board of Directors of Debtor certified to


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Bank), by either certified or registered mail or by facsimile transmission in accordance with Section 6.3 of the Credit Agreement. All communications, instructions, or directions by telephone or otherwise to Bank are to be directed to Bank's office shown above. Debtor agrees to be liable for all sums either:
(a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of Debtor's deposit accounts with Bank. The unpaid principal balance owing on this Revolving Note at any time may be evidenced by endorsements on this Revolving Note or by Bank's internal records, including daily computer print-outs. Revolving Loans shall only be made in accordance with the terms and conditions of the Credit Agreement. Without limiting the foregoing sentence, Bank will have no obligation to advance funds under this Note if (i) Debtor or any guarantor is in default under the terms of this Note or any agreement that Debtor has with Bank, including the Credit Agreement or any other agreement made in connection with the signing of this Note; (ii) Debtor or any guarantor ceases to do business or is insolvent; (iii) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Bank; or (iv) Debtor has applied funds provided pursuant to this Note for purposes other than those authorized by Bank pursuant to the Credit Agreement.

PAYMENTS.   Debtor will pay monthly payments of interest on each Payment Date in accordance with the Credit Agreement, with a final payment of all principal and accrued interest due on or before May 30, 1999. Interest on this Revolving Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Debtor will pay Bank at Bank's address shown above or at such other place as Bank may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. This Revolving Note bears interest (x) on and before June 30, 1997 at the rate per annum equal to the Base Rate (as defined in the Credit Agreement) and (y) on and after July 1, 1997 to and including the Termination Date at the rate per annum equal to the Base Rate plus or minus the Applicable Margin (as defined in the Credit Agreement). The interest rate on this Revolving Note is subject to change from time to time, one or more times, based on changes in the Base Rate and the Applicable Margin. If the index rate used in determining the Base Rate becomes unavailable during the term of


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this Revolving Note, Bank may designate a substitute index after notice to
Debtor. Bank will tell Debtor the Base Rate upon Debtor's request. Debtor understands that Bank may make loans based on other rates as well. The interest rate change will not occur more often than each day. The unpaid principal balance of this Revolving Note shall bear interest from and after the Termination Date until paid at the Default Rate from time to time in effect.

PREPAYMENT. Debtor may prepay this Revolving Note in full at any time by paying the then unpaid principal balance of this Revolving Note, plus accrued simple interest and any unpaid late charges through date of prepayment. Debtor may be required to prepay this Revolving Note from time to time in accordance with the Credit Agreement. If Debtor prepays this Revolving Note in full, or if Bank accelerates payment, debtor understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Revolving Note is signed.

LATE CHARGE. If Debtor fails to pay any payment under this Revolving Note in full within 10 days of when due, Debtor agrees to pay Bank a late payment fee in an amount equal to 10.000% of the delinquent payment due.

EVENTS OF DEFAULT. The following actions and/or inactions shall constitute Events of Default under this Revolving Note: The occurrence of an Event of Default under the Credit Agreement.

BANK'S RIGHTS UPON AN EVENT OF DEFAULT. Should any one or more Events of Default occur or exist under this Revolving Note as provided above, Bank shall have the right, at its sole option, to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Revolving Note, plus accrued interest, together with reasonable attorney's fees, costs, expenses and other fees and charges as provided herein. Bank shall have the further right, again at its sole option, to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Debtor may then owe to Bank, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Debtor is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or otherwise, all without further notice, demand or putting in default, unless Bank shall otherwise elect. Bank and Debtor hereby waive the right to any


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jury trial in any action, proceeding or counterclaim by either Bank or Debtor against the other.

DEFAULT RATE. Anything in this Revolving Note or in any other agreement, document, or instrument to the contrary notwithstanding, effective upon the Termination Date, this Revolving Note shall thereafter bear interest at the Default Rate. Additionally, anything in this Revolving Note or in any other agreement, document, or instrument to the contrary notwithstanding, Bank shall not impose the late charge provided for in this Revolving Note if the imposition of the late charge would cause the simple interest rate charged under this Revolving Note after the Termination Date to exceed the Maximum Rate.

ATTORNEY'S FEES. If Bank refers this Revolving Note to an attorney for collection, or files suit against Debtor to collect this Revolving Note, or if Debtor files for bankruptcy or other relief from creditors, Debtor agrees to pay Bank's reasonable attorney's fees.

NSF CHECK CHARGES. In the event that Debtor makes any payment under this Revolving Note by check and Debtor's check is returned to Bank unpaid due to nonsufficient funds in any deposit account, Debtor agrees to pay Bank an additional NSF check charge equal to $20.00.

DEPOSIT ACCOUNTS. As collateral for repayment of this Revolving Note and all renewals and extensions, as well as to secure any and all other loans, notes, indebtedness and obligations that Debtor may now and in the future owe to Bank or incur in Bank's favor, whether direct or indirect, absolute or contingent, due or to become due, of any nature and kind whatsoever (with the exception of any indebtedness under a consumer credit card account), Debtor hereby grants Bank a continuing security interest in any and all funds that Debtor may now and in the future have on deposit with Bank or in certificates of deposit or other deposit accounts as to which Debtor is an account holder (with the exception of any funds held in any of Debtor's accounts in trust for third parties, or funds held in IRA, pension, and other tax-deferred deposits). Upon the occurrence of an Event of Default, Debtor further agrees that Bank may at any time apply any funds that Debtor may have on deposit with Bank or in certificates of deposit or other deposit accounts as to which Debtor is an account holder against the unpaid balance of this Revolving Note and any and all other present and future indebtedness and obligations that Debtor may then owe to Bank, in principal, interest, fees, costs, expenses, and attorneys' fees.


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GOVERNING LAW. DEBTOR AGREES THAT THIS REVOLVING NOTE AND THE REVOLVING LOANS
EVIDENCED HEREBY SMALL BE GOVERNED UNDER THE LAWS OF THE STATE OF LOUISIANA. SPECIFICALLY, THIS BUSINESS OR COMMERCIAL REVOLVING NOTE IS SUBJECT TO LA. R.S. 9:3509 ET SEQ.

COLLATERAL. This Revolving Note is secured by the Loan Documents described in the Credit Agreement.

WAIVERS. Debtor and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solitary" or "joint and several" basis. Debtor and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Bank, or of releasing any other collateral that is not expressly released by Bank. Debtor and each guarantor additionally agree that Bank's acceptance of payment other than in accordance with the terms of this Revolving Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure to delay in exercising any rights or remedies granted to Bank, shall likewise not have the effect of releasing Debtor or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Debtor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Debtor and each guarantor further agree that, should any Event of Default occur or exist under this Revolving Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one Event of Default shall not be construed as a waiver or forbearance as to any other default.

SUCCESSORS AND ASSIGNS LIABLE. Debtor's and each guarantor's obligations and agreements under this Revolving Note shall be binding upon Debtor's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Revolving Note shall inure to the benefit of Bank's successors and assigns, as well as to any subsequent holder or holders of this Revolving Note.


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CAPTION HEADINGS. Caption headings of the sections of this Revolving Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Revolving Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Revolving Note is held to be invalid, illegal or unenforceable by any court, that provision be deleted from this Revolving Note and the balance of this Revolving Note shall be interpreted as if the deleted provision never existed.

USURY CONSIDERATIONS. It is the intention of Debtor to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (excluding applicable Louisiana law), then, in that event notwithstanding anything to the contrary in any agreement entered into as security for this Revolving Note, it is agreed as follows: (i) the aggregate of all interest that is taken, reserved, contracted for, charged or received under this Revolving Note or under any of the other aforesaid agreements or otherwise in connection with this Revolving Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credit on this Revolving Note by the holder hereof (or if the Revolving Note shall have been paid in full, refunded to Debtor); and
(ii) in the event that maturity of this Revolving Note is accelerated by reason of default hereunder or otherwise, or in the event of any permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Revolving Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Revolving Note (or if this Revolving Note shall have been paid in full, refunded to Debtor). To the extent that Louisiana law would be deemed the applicable law (as is the intent of Debtor hereunder), the provisions of the section hereunder entitled DEFAULT RATE shall control.

SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL.   (a) DEBTOR HEREBY
IRREVOCABLY AND UNCONDITIONALLY:

         (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDINGS RELATING TO THIS REVOLVING NOTE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF LOUISIANA, THE COURTS OF THE UNITED STATES OF


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              AMERICA FOR THE EASTERN DISTRICT OF LOUISIANA, AND APPELLATE
              COURTS FROM ANY THEREOF;

         (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDINGS MAY BE EFFECTED BY MAILING A COPY BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO DEBTOR AT ITS ADDRESS SET FORTH ABOVE OR AT SUCH OTHER ADDRESS AT WHICH BANK SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND,

         (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (b) DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REVOLVING NOTE AND FOR ANY COUNTERCLAIM THEREIN.

RENEWAL.   This Revolving Note is given in renewal, increase and extension of
(but not in addition to) indebtedness of Debtor to Bank, and nothing in this Revolving Note shall constitute the satisfaction or extinguishment of such Indebtedness, nor shall it be a novation of the amount owed by Debtor to Bank under Debtor's previous note; rather this Revolving Note merely evidences a replacement of and increase in the amounts available to be borrowed by Debtor.

PRIOR TO SIGNING THIS REVOLVING NOTE, DEBTOR READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS REVOLVING NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. DEBTOR AGREES TO THE TERMS OF THE REVOLVING NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS REVOLVING NOTE.

                                       DEBTOR:

                                       EVERGREEN RESOURCES, INC.

                                       By: /s/ Mark S. Sexton
                                          ----------------------------------
                                            Name: MARK S. SEXTON
                                            Title: President and CEO